UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2007
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota		55305

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
EXHIBIT INDEX
Letter Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Warrant
     On May 4 , 2007, Lakes Entertainment, Inc. (“Lakes”) and PLKS Holdings, LLC (“PLKS”) amended the exercise price of Warrant No. PC-1 (“Warrant”) which was granted to PLKS pursuant to the terms and conditions of a Financing Agreement dated as of February 15, 2006 among Lakes, PLKS Funding, LLC and various subsidiaries of Lakes which was fully repaid on June 22, 2006 (“Amendment”). The Amendment reduces the exercise price of the Warrant from $7.50 per share to $6.50 per share for the remaining 1,147,500 shares underlying the Warrant. In consideration for the reduced exercise price, PLKS has agreed to, within two (2) days following the execution of the Amendment, deliver to Lakes the exercise notice for the purchase of the remaining 1,147,500 shares underlying the Warrant and pay the aggregate exercise price of $7,458,750.
     A copy of the Amendment is attached as an exhibit to this Current Report on Form 8-K as Exhibit 10.1.
     A copy of the press release is attached as an exhibit to this Current Report on Form 8-K as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.
     (a) Not Applicable
     (b) Not Applicable
     (c) Not Applicable
     (d) Exhibits
     10.1       May 4, 2007 Letter Agreement between Lakes Entertainment, Inc. and PLKS Holdings, LLC.
     99.1       Lakes Entertainment, Inc. Press Release dated May 9, 2007
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: May 10, 2007	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1.	May 4, 2007 Letter Agreement between Lakes Entertainment, Inc. and PLKS Holdings, LLC.

99.1	Lakes Entertainment, Inc. Press Release dated May 9, 2007

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